SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
  / /  Preliminary Proxy Statement
  / /  Confidential,for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
  /X/  Definitive Proxy  Statement
  / /  Definitive Additional Materials
  / /  Soliciting Material Pursuant to Section240.14a-11(c)or Section240.14a-12

                                TUMBLEWEED, INC.
     ---------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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  /X/  No fee required.
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



(Tumbleweed Logo)
                                                        Gregory A. Compton, Esq.
                                   Vice President, Secretary and General Counsel
                                                            1900 Mellwood Avenue
                                                      Louisville, Kentucky 40206
                                        Telephone: (502) 893-0323, extension 322
                                                       Facsimile: (502) 897-0237
                                                e-mail: GCompton01@email.msn.com


March 17, 2000

Dear Stockholders:

         We are holding your 2000 Annual Meeting on Thursday, May 11, 2000, at 11:00 a.m., local time, at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

         We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                                     Sincerely,

                                                     TUMBLEWEED, INC.


                                                     /s/ Gregory A. Compton
                                                     Gregory A. Compton, Esq.
                                                     Vice President, Secretary &
                                                      General Counsel

   (Tumbleweed Logo)


                                TUMBLEWEED, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000

         The Annual Meeting of Stockholders of Tumbleweed, Inc. will be held at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 on Thursday, May 11, 2000, at 11 a.m., local time, for the following purposes:

         1. To elect three Class I directors for a term of three years to the Board of Directors, two Class II directors for a term of two years, and three Class III directors for a term of one year.

         2. To approve the appointment of Ernst & Young LLP as the Company's auditors for the year 2000.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only Stockholders of record at the close of business on March 17, 2000, are entitled to vote at the meeting.

         We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                     By Order of the Board of Directors,


                                     /s/ Gregory A. Compton
                                     Gregory A. Compton, Esq.
                                     Vice President, Secretary & General Counsel
March 17, 2000
Louisville, Kentucky

                                TUMBLEWEED, INC.
                              1900 MELLWOOD AVENUE
                           LOUISVILLE, KENTUCKY 40206

             PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                               GENERAL INFORMATION

     The following Proxy Statement and the accompanying proxy card, first mailed to Stockholders on or about March 22, 2000, are furnished in connection with the solicitation by the Board of Directors of Tumbleweed, Inc., a Delaware corporation (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 11, 2000, at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 and at any adjournment(s) thereof (the "Annual Meeting").

     Any stockholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the nominees for directors named in this Proxy Statement, (ii) in favor of the selection of Ernst & Young LLP as the Company's auditors for the year 2000, and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the stockholders personally or by telephone.

     March 17, 2000 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of stockholders holding of record a majority of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more director nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on March 17, 2000, was 5,863,930, each of which is entitled to one vote.

     Election of each of the director nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than five nor more than 11 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors. The Board of Directors has fixed the number of members at eight.

     The Company's By-Laws provide that the Board of Directors has the right to divide the Board of Directors into three classes of directors with staggered, three-year terms of office, and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The current terms for all directors expire at the Annual Meeting.

     At its February 16, 2000 meeting, the Board of Directors divided its membership into three classes. Messrs. John A. Butorac, Jr., James M. Mulrooney and David M. Roth have been designated as Class I directors whose term will expire at the Annual Meeting. Messrs. George R. Keller and Terrance A. Smith have been designated as Class II directors whose term will expire at the 2002 Annual Meeting. Ms. Minx Auerbach and Messrs. W. Roger Drury and Lewis Bass have been designated as Class III directors whose term will expire at the 2001 Annual Meeting. Upon expiration of the term of each class, the nominees for that class will thereafter be elected for a term of three years.

     Accordingly, the Board of Directors has nominated (a) Messrs. John A. Butorac, Jr., James M. Mulrooney and David M. Roth to serve in Class I of the Board of Directors for a term of three years, (b) Messrs. George R. Keller and Terrance A. Smith to serve to serve in Class II of the Board of Directors for a term of two years, and (c) Ms. Minx Auerbach and Messrs. W. Roger Drury and Lewis Bass to serve to serve in Class III of the Board of Directors for a term of one year, until the election and qualification of their successors or until their earlier resignation, death or removal from office. All nominees are currently serving as directors of the Company.

     It is intended that persons named in the accompanying form of proxy will vote for the nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                    DIRECTOR AND DIRECTOR NOMINEE INFORMATION


NOMINEES FOR DIRECTORS

                           CLASS I--TERM EXPIRING 2003

John A. Butorac, Jr.
Director of the Company since 1997            Age: 51

John A. Butorac, Jr. has served as President and Chief Executive Officer of the Company since it was formed in 1997, and is a Director of the Company. Mr. Butorac also served as President and Chief Executive Officer of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. From October 1991 to January 1995, Mr. Butorac served in various capacities with Tumbleweed Mexican Restaurants Group, including as Director of Operations and Director of Corporate Development.

James M. Mulrooney
Director of the Company since 1997            Age: 48

James M. Mulrooney has served as Executive Vice President, Chief Financial Officer of the Company since it was formed in 1997, and is a Director of the Company. Mr. Mulrooney also served as Executive Vice President and Chief Financial Officer of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. From November 1988 to August 1994, Mr. Mulrooney was Senior Vice President of Finance, Vice President and Treasurer of NTS Corporation, a regional real estate development firm headquartered in Louisville, Kentucky.

David M. Roth
Director of the Company since 1997            Age: 49

David M. Roth has served as a Director of the Company since it was formed in 1997. Mr. Roth was also a founding member of Tumbleweed, LLC from its inception in 1994 to its merger with the Company in January 1999. Mr. Roth is currently Of Counsel in the Louisville, Kentucky law firm of Goldberg & Simpson, P.S.C. From December 1993 to August, 1999, Mr. Roth was a principal of Roth, Foley, Bryant and Cooper, and Roth and Cooper, P.S.C., Louisville, Kentucky law firms.

                          CLASS II--TERM EXPIRING 2002

George R. Keller
Director of the Company since 1997            Age: 50

George Keller is the founder of Tumbleweed and has been a Director of the Company since it was formed in 1997. Mr. Keller also served as a member of the Board of Advisors of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. From 1975 to January 1995, Mr. Keller served as Chief Executive Officer of Tumbleweed Mexican Food, Inc. and Tumbleweed Concepts, Inc.

Terrance A. Smith
Director of the Company since 1998            Age: 54

Terrance A. Smith was elected as a Director of the Company in June 1998. Mr. Smith is currently the President of Tumbleweed International, LLC. From 1988 to 1997, Mr. Smith was the President and CEO of Chi-Chi's International Operations, Inc.
                          CLASS III--TERM EXPIRING 2001

Minx Auerbach
Director of the Company since 1997            Age: 77

Minx Auerbach has served as a Director of the Company since it was formed in 1997. Ms. Auerbach also served as a member of the Board of Advisors of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. From 1975 to 1979, Ms. Auerbach was the Director of Consumer Affairs for the City of Louisville, Kentucky. From 1979 to 1984, she served as the Executive Assistant to the County Judge Executive of Jefferson County, Kentucky.

W. Roger Drury
Director of the Company since 1997            Age: 53

W. Roger Drury has served as a Director of the Company since it was formed in 1997. Mr. Drury also served as a member of the Board of Advisors of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. Mr. Drury is currently an independent management consultant specializing in the health care industry. From 1992 until 1996 Mr. Drury was Chief Financial Officer of Humana Inc. and Senior Vice President of Finance from 1988 to 1992. He joined Humana, Inc. in 1979 and became Vice President-Comptroller in 1983.

Lewis Bass
Director of the Company since 1997            Age: 78

Lewis Bass has served as a Director of the Company since it was formed in 1997. Mr. Bass also served as a member of the Board of Advisors of Tumbleweed, LLC from January 1995 to its merger with the Company in January 1999. Mr. Bass is currently retired.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Prior to the completion of the initial public offering of common stock by the Company, the Company's Board of Directors adopted a policy that all future transactions between the Company and its officers, directors, principal stockholders and affiliates must be approved by the Audit Committee and by a majority of the independent members of the Board of Directors who do not have an interest in the transaction, and generally must be on terms no less favorable to the Company than those obtainable from unrelated third parties. Some of the following transactions occurred prior to the adoption of this policy, and, although those transactions necessarily involve conflicts of interest, management believes that all of those transactions were entered into on terms comparable to those obtainable from unrelated third parties, based on a comparison of terms and conditions available from third parties.

LEASES WITH RELATED PARTIES


     The Company leases the facilities and related real property for its Bardstown Road and Valley Station restaurants from TW-DixieBash, LLC, a limited liability company in which David M. Roth and James M. Mulrooney, directors of the Company, own substantial interests. The Bardstown Road and Valley Station restaurants opened in November 1997 and January 1998, respectively. Under the terms of the Bardstown Road and Valley Station subleases, the Company has built the restaurant facilities as specified in approved plans, and the Lessor was obligated to reimburse the Company for construction expenses not to exceed $700,000 and $500,000, respectively. The Bardstown Road sublease provides for the assumption of all rent under the ground lease agreement with Bashford Manor Mall, Joint Venture. The sublease also provided for interest to be paid during the construction period based on TW-DixieBash's investment until the restaurant commenced operations and $7,000 per month thereafter plus 30% of the restaurant's positive net cash flow. The lease is for a twenty-year term with no option to renew. The Company paid rent totaling $203,326 during 1999. The Valley Station sublease provides for the assumption of all rent under the Holiday Station Associates Limited Lease. The sublease also provided for interest to be paid during the construction period based on TW-DixieBash's investment until the restaurant commenced operations and $5,000 per month thereafter, plus 30% of the restaurant's positive net cash flow. The sublease is for a twenty-year term with options to renew for three additional five-year terms. The Company paid rent totaling $131,916 during 1999 under the Valley Station sublease.

RELATED PARTY TRANSACTIONS


     On April 1, 1999, the Company purchased the land and building, including improvements, of the Springdale, Ohio restaurant from Keller, LLC (a limited liability company in which George R. Keller, a director of the Company owns a substantial interest), the lessor of the property, for $1,625,000. The purchase was made for an amount substantially equal to the costs originally expended by Keller, LLC in the purchase of the land and construction of the improvements, which approximated the fair market value as determined by an independent appraisal. At the time of purchase, the Company entered into a modification agreement with a local bank to increase a line of credit and to place a mortgage on the land and building to secure the increased line of credit. At the time of the purchase, the Company's capital lease obligation to Keller, LLC was terminated. Prior to the purchase, the Company leased the Springdale, Ohio restaurant from Keller, LLC and during 1999 the Company paid rent totaling $46,672 to Keller, LLC.

     On July 1, 1999, the Company purchased the land and building, including improvements, of the Bowling Green, Kentucky restaurant from Douglass Ventures (a Kentucky general partnership and stockholder of the Company in which David M. Roth, a director of the Company, is a general partner) and an unrelated third party, the co-lessors of the property, for $884,640. The purchase price was calculated in accordance with the lease agreement which approximated the fair market value as determined by an independent appraisal. At the time of the purchase, the Company's lease obligation was terminated. The purchase price was funded by cash reserves and funds drawn on the Company's line of credit. Prior to the purchase, the Company leased the Bowling Green, Kentucky restaurant from Douglass Ventures and during 1999 the Company paid rent totaling $26,000 to Douglass Ventures.

     In August 1997, the Company's predecessor, Tumbleweed, LLC, entered into an International Agreement with Tumbleweed International LLC, a restaurant developer based in Brussels, Belgium. The International Agreement grants certain licensing and franchising rights to International for the development of Tumbleweed restaurants outside of the Western Hemisphere. International is a limited liability company owned by three corporations controlled by a group of stockholders including Terrance A. Smith, David M. Roth, Minx Auerbach and George R. Keller, who are directors of the Company, and certain stockholders of the Company. In 1999, International paid $18,734 in fees to the Company under the International Agreement. The members of TW International are also shareholders in TWED-Charleston, Inc., which is constructing a franchise full-service Tumbleweed restaurant in Charleston, West Virginia. Tumbleweed, Inc. will manage this restaurant under a Management
Agreement which provides for the reimbursement of costs incurred and for an incremental management fee intended to recover the costs of accounting and corporate services supplied to the franchisee.
TWED-Charleston did not pay any sums to the Company during 1999.

     In February 1997, the Company acquired a 9.5% interest of the common membership units of T.M. Riders, LLC ("TM Riders"), which operated limited service food court restaurants in shopping malls in the Louisville, Lexington and Cincinnati metropolitan areas and delivery units featuring takeout and home delivery of Mexican, Tex-Mex and grilled foods. The Company paid a nominal purchase price for the interest. The Managing Directors of TM Riders included John A. Butorac, Jr., James M. Mulrooney, David M. Roth and George R. Keller, all of whom are directors of the Company, and stockholders of the Company. Minx Auerbach, a director of the Company, and Messrs Roth and Keller also owned membership interests in TM Riders. In September 1998, the Company relinquished its interests in TM Riders.

     In October 1996, the Company sold to TM Riders all of the Company's interest in six Tumbleweed food court units in the Louisville, Lexington and Cincinnati metropolitan areas, including one unit operated by a franchisee. The purchase price was $600,000, comprised of an initial cash payment of $100,000 and a promissory note providing for annual payments of $100,000 of principal plus interest at the rate of 8% per year. As of December 31, 1998, the principal balance of the note was $400,000. In 1999, the note was distributed to the common members of Tumbleweed, LLC. In October 1996, the Company entered into a licensing and distribution agreement with TM Riders granting TM Riders the right to operate food court units in the Louisville and Lexington markets under the Tumbleweed name and certain rights to use intellectual property of Tumbleweed for the development of the TM Riders food court and delivery operations. The
Company received a nominal monthly royalty on sales by the food court restaurants acquired by TM Riders. The Company was also entitled to receive a $5,000 fee upon the opening of each delivery unit and a 1.5% royalty based on system-wide sales by TM Riders, both beginning when TM Riders had ten delivery units open.

     In 1999, TM Riders ceased operations, closed its delivery locations and sold its interests in the Tumbleweed food court operations to TW-Indiana, LLC, an existing franchisee of the Company in which David M. Roth, a director of the Company, is a member. In 1999, the Company received payment of $14,520 in royalties and fees from TM Riders for accounting and administrative services. During 1999, the Company purchased certain computer equipment from TM Riders for use in the Company's stores for $60,000

     In February 1997, the Company invested a nominal amount to acquire a 9.5% common member interest in TW-Tennessee, LLC ("TW-Tennessee"), which was organized to develop and operate Tumbleweed full service restaurants as a franchisee of the Company. David M. Roth, a director of the Company, also owns a membership interest in TW-Tennessee. On September 30, 1998, the Company sold its interest in TW-Tennessee to certain members of TW-Tennessee, including Mr. Roth, for $25,000.

 The Company guaranteed renewals of certain guaranteed indebtedness and any replacement indebtedness of TW-Tennessee, to the extent and in amounts not to exceed the amounts guaranteed as of September 30, 1998. As of December 31, 1999, the Company has guaranteed certain TW-Tennessee obligations as follows: a) up to $1,200,000 under a bank line of credit, b) approximately $2,800,000 of the principal advanced under a lease financing agreement, and c) equipment leases with a bank totaling $831,476 jointly and severally with TW- Tennessee common members. During 1999, the landlord under the lease financing agreement declared TW- Tennessee to be in default, and accelerated the rent obligations under the leases. Negotiations are continuing between the landlord and the principals of TW-Tennessee regarding the restructuring of the lease obligations, and management of the Company believes that TW-Tennessee's default under the leases will not ultimately have a material adverse impact on the Company's operations or financial results.

     In 1999, TW-Tennessee paid royalties and franchise fees of $159,395, and other fees of $27,346 to the Company under the franchise agreement.

     David M. Roth, a director of the Company, is a member of TW-Indiana, LLC, which in April 1998 acquired the franchise rights to five full-service Tumbleweed restaurants in Indiana and Kentucky from a third party. During 1999, TW-Indiana signed a Development Agreement with the Company for the development of up to ten additional Tumbleweed restaurants in certain specified territories in Indiana and Kentucky. Mr. Roth and TW-Indiana, LLC are also members of TW-Seymour, LLC, a franchisee of the Company which is operating a full-service Tumbleweed restaurant in Seymour, Indiana. During 1999, the Company received royalties and franchise fees and other fees of $361,382 and $76,198 from TW-Indiana and TW-Seymour, respectively.

     David M. Roth, a director of the Company, is a member of TW-Medina, LLC, a franchisee of the Company which is operating a full-service Tumbleweed restaurant in Medina, Ohio. Tumbleweed, Inc. manages this restaurant under a Management Agreement which provides for the reimbursement of costs incurred and for an incremental management fee intended to recover the costs of accounting and corporate services supplied to the franchisee. In 1999, TW-Medina paid royalties and franchise fees of $51,771, and other fees of $10,870 to the Company under the franchise agreement.

     David M. Roth, John A. Butorac, Jr., and James M. Mulrooney, directors of the Company, and Gregory A. Compton, an officer of the Company, are members of TW-Evansville, LLC, a franchisee of the Company which is operating a full-service Tumbleweed restaurant located in Evansville, Indiana. Tumbleweed, Inc. manages this restaurant under a Management Agreement which provides for the reimbursement of costs incurred and for an incremental management fee intended to recover the costs of accounting and corporate services supplied to the franchisee. In 1999, TW-Evansville paid royalties and franchise fees of $38,257, and other fees of $2,172 to the Company under the franchise agreement

     David M. Roth, a director of the Company, is a principal of TWED-Beckley, Inc., which is constructing a full-service Tumbleweed restaurant in Beckley, West Virginia. Tumbleweed, Inc. will manage this restaurant under a Management Agreement which provides for the reimbursement of costs incurred and for an incremental management fee intended to recover the costs of accounting and corporate services supplied to the franchisee. TWED-Beckley did not pay any sums to the Company during 1999.

     David M. Roth, a director of the Company, is a member of TW-Rivertown, LLC., which is constructing a full-service Tumbleweed restaurant in Grandville, Michigan. TW-Rivertown did not pay any sums to the Company during 1999.

         During 1999, David M. Roth, a director of the Company, was a principal in the law firm of Roth Foley Bryant & Cooper, PLLC, which provided legal services to the Company during 1999 and was paid $158,040 in fees for legal services. During 1999, the principals of Roth, Foley Bryant & Cooper ended their affiliation and Mr. Roth became Of Counsel with the law firm of Goldberg & Simpson, P.S.C. which provided legal services to the Company during 1999 and may be expected to render such services to the Company in the future. The Company paid $3,913 in fees for legal services rendered by Goldberg & Simpson, P.S.C. during 1999.

COMMITTEES OF THE BOARD

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board delegated certain authority to two committees. Information concerning these committees follows.

     AUDIT COMMITTEE. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors, the members of the Audit Committee and/or the Board of Directors believe may require attention. The Audit Committee reviews the Company's internal control procedures, quarterly and year-end financial statements and public filings and makes recommendations to the Board with respect thereto. The Audit Committee met four times during 1999. The current members of the Audit Committee are George R. Keller (Chairman), W. Roger Drury and Lewis Bass.

     COMPENSATION COMMITTEE. The Compensation Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee of the Company's Board met four times during 1999. The current members of the Compensation Committee are W. Roger Drury (Chairman), George R. Keller and Minx Auerbach.

DIRECTORS' COMPENSATION AND ATTENDANCE


     The Board of Directors met four times during 1999. All members of the Board of Directors attended each of these meetings, and each director attended all of the meetings of any committee of which he or she was a member which were held during 1999.

     Prior to February 16, 2000, the non-employee directors received a fee of $1,000 for each Board of Directors meeting attended and received $1,000 per committee meeting attended unless the committee meeting was on the same day as the Board of Directors meeting. Committee chairmen received an additional $1,000 for each committee meeting. Effective as of the meeting of the Board held on February 16, 2000, in order to help ensure the ability of the Board to continue to attract and retain qualified and desirable members, the Board agreed that the non-employee directors will receive a fee of $2,000 for each meeting of the Board, and a fee of $500 for each committee meeting attended. Committee chairmen will receive an additional $1,500 for each committee meeting. In addition, non-employee directors will receive annual grants of options to purchase shares of Common Stock under the Plan. During 1999, each non-employee director received a grant of options to purchase 10,000 shares, and a separate grant of 2,000 shares, of Common Stock. Each new non-employee director will be granted options to purchase 10,000 shares of Common Stock on the date of his or her first election. All options granted to directors will become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to 1999 have been complied with on a timely basis.

                               EXECUTIVE OFFICERS

     The following table lists the executive officers of the Company, who serve at the pleasure of the Board of Directors. There are no family relationships among any officers or directors of the Company.

Name                    Age   Position
----                    ---   --------
John A. Butorac, Jr. ....51   President, Chief Executive Officer, and Director
James M. Mulrooney ......48   Executive Vice President, Chief Financial Officer,
                              and Director

John Brewer ...........  47   Vice President of Operations
Wayne P. Jones ......... 57   Vice President of Marketing and Development
Gary Snyder..............45   Vice President - Company Operations
Glennon F. Mattingly.....48   Vice President - Controller
Gregory A. Compton.......39   Vice President, Secretary and General Counsel

     John Brewer has served as Vice President of Operations for the Company since it was formed in December 1997, and for Tumbleweed, LLC, the Company's predecessor, from April 1996 to its merger with the Company in January, 1999. From 1993 to 1996, Mr. Brewer was the President and Chief Executive Officer of East Side Restaurants, LLC, which operates nine restaurants in Phoenix, Arizona.

     Wayne P. Jones has served as Vice President of Marketing and Development for the Company since it was formed in December 1997, and for Tumbleweed, LLC, the Company's predecessor, from August 1997 to its merger with the Company in January, 1999. From 1993 to 1997, he served as Executive Director and Chief Executive Officer of the Pizza Hut Franchise Association.

     Gary Snyder joined Tumbleweed, LLC, the Company's predecessor, as Director of Training and Human Resources in June 1996 and was appointed Vice President of Company Operations in April 1998. Mr. Snyder continues to serve the Company in that capacity. He previously served for 17 years with Bob Evans Farms, Inc.

     Glennon F. Mattingly joined Tumbleweed, LLC, the Company's predecessor, as Controller in March 1995 and was named Vice President-Controller in April 1998. Mr. Mattingly continues to serve the Company in that capacity. Before coming to Tumbleweed, Mr. Mattingly held various positions with Chi

     Gregory A. Compton joined Tumbleweed, LLC, the Company's predecessor, in June 1998 as Vice President, Secretary and General Counsel, and continues to serve the Company in that capacity. From March 1992 to June 1998, Mr. Compton served as Senior Vice President, Secretary and General Counsel of NTS Corporation, a regional real estate development firm headquartered in Louisville, Kentucky.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


The following table sets forth certain information as of December 31, 1999 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined under "Executive Compensation" below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock. A person beneficially owns shares if the person has or shares voting or investment power with respect to the shares or has the right to acquire such power within 60 days. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to the listed number of shares.

                                                         Amount and Nature
                                                         -----------------
                                                      of Beneficial Ownership
                                                      -----------------------
                     Name and Address of             Number           Percentage
                     Beneficial Owner              of Shares           of Class
                     ----------------              ---------           --------


Non-Directors        TW Funding, LLC                 400,000  (1)          6.8%
                     1900 Mellwood Avenue
                     Louisville, KY 40206

                     Gerald A. Mansbach (2)          498,002               8.5%
                     Mansbach Metal Co.
                     1900 Front Street
                     Ashland, KY 41101

Directors and        John A. Butorac, Jr.          1,716,439  (3)         29.2%
Executive            1900 Mellwood Avenue
Officers             Louisville, KY 40206

                     James M. Mulrooney            1,286,802  (10)        21.9%
                     1900 Mellwood Avenue
                     Louisville, KY 40206

                     George Keller                   617,719  (9)(15)     10.5%
                     4201 Paoli Pike
                     Floyd Knobs, IN 47119

                     David M. Roth                   781,761  (4)(15)     13.3%
                     200 South Fifth Street
                     Suite 300S
                     Louisville, KY 40202

                     Minx M. Auerbach                154,753  (5)(15)      2.6%

                     Lewis Bass                       73,334  (8)(15)      1.3%

                     W. Roger Drury                   27,201  (15)          *

                     Terrance A. Smith                 6,334  (15)          *

                     John Brewer                      24,010  (6)(12)       *

                     Gregory A. Compton               37,166  (11)(13)      *

                     Wayne P. Jones                   37,166  (11)(13)      *

                     All current directors and     3,919,283  (7)(14)(16) 66.8%
                     executive officers as a
                     group (13 persons)
* Indicates less than 1%

(1) Messrs. Butorac, Mulrooney, Roth and Mansbach share voting power with respect to these shares,which have been included in their respective totals.

(2) Mr. Mansbach is the brother of Ms. Auerbach, who is a director.

(3) Mr. Butorac and his wife hold 915,843 shares jointly. Mr. Butorac's wife also holds 400,595 of the listed shares as trustee for their children.

(4) Mr. Roth's wife holds 147,673 of the listed shares. Mr. Roth's shares also include 187,736 shares held or beneficially owned by entities controlled by members of his family.

(5) Ms. Auerbach holds 151,419 of these shares as trustee for a family trust.

(6) Includes 4,000 shares held by TW Funding, LLC allocated to Mr. Brewer based on his relative ownership interest in TW Funding, LLC.

(7) Shares held by TW Funding,LLC have been included for purposes of calculating the beneficial ownership of the group.

(8) Includes 70,000 shares held in a family trust.

(9) Includes 3,000 shares held by Mr. Keller's wife as trustee under trusts for Mr. Keller and his children, and 1,000 shares held by Mr. Keller as trustee for a personal trust.

(10)Mr. Mulrooney holds 806,200 of the listed shares. Mr. Mulrooney's wife and children hold 80,602 of the listed shares.

(11)Includes 20,000 shares held by TW Funding, LLC allocated to each individual based on his relative ownership interest in TW Funding, LLC.

(12)Includes 20,000 shares representing one-third of the options granted to Mr. Brewer on February 15, 1999,which he had the right to acquire as of February 15, 2000.

(13)Includes 16,666 shares representing one-third of the options granted to the named officer on February 15, 1999, which the officer had the right to acquire as of February 15, 2000.
(14)Includes 53,332 shares, representing one-third of the options granted to Messrs. Brewer, Compton and Jones, which they had the right to acquire as of February 15, 2000.

(15)Includes 3,333 shares, representing one-third of the options granted to the named Director on February 15, 1999, which the Director had the right to acquire as of February 15, 2000.

(16)Includes 19,998 shares, representing one-third of the options granted to the named Directors on February 15, 1999, which they had the right to acquire as of February 15, 2000.


TW FUNDING, LLC


The members of TW Funding, LLC have guaranteed a loan incurred by TW Funding to finance its purchase of 400,000 shares of Common Stock in the Company's initial public offering in January 1999. The shares held by TW Funding, as well as 1,900,000 shares of Common Stock, of which 1,800,000 shares are beneficially owned by the individuals listed below who are directors of the Company, have been pledged to secure the loan and their guarantee. The loan is due on the earlier to occur of the date 30 days after the sale of any of the assets of TW Funding, which as of December 31, 1999, consisted entirely of 400,000 shares of Common Stock, or December 31, 2000. This pledge totals 2,300,000 shares of Common Stock.

         Shareholder                       Shares Pledged
         -----------                       --------------
         John A. Butorac                       800,000
         James M. Mulrooney                    800,000
         David M. Roth                         200,000
                                             ---------
         Total                               1,800,000


                             EXECUTIVE COMPENSATION


     This section of the Proxy Statement discloses compensation for services rendered to the Company during each of the three fiscal years in the period ended December 31, 1999, which compensation was awarded to, paid to, or earned by the Company's Chief Executive Officer and each of the four other executive officers of the Company who were most highly compensated and whose salary and bonus exceeded $100,000 in 1999 (collectively, these persons are sometimes referred to as the "Named Executives").






                           SUMMARY COMPENSATION TABLE
                                                                                                      Long-Term           All Other
                                                                Annual Compensation                  Compensation       Compensation
                                                       ---------------------------------------       ------------       ------------

                                                                                  Other Annual          Stock
Name and Principal Position                  Year      Salary           Bonus     Compensation         Options#
---------------------------                  ----      ------           -----     ------------        ---------
John A. Butorac, Jr.                         1999       $203,400       $71,190      $ 6,000               0                   0
President and Chief Executive Officer
                                             1998        200,000        70,000       23,777               0                   0

                                             1997        159,134        50,872       21,099               0                   0
James M. Mulrooney                           1999        177,975        62,292        6,000               0                   0
Executive Vice President and Chief
Financial Officer                            1998        175,000        61,250       23,122               0                   0

                                             1997        132,611        42,394       21,016               0                   0
John Brewer                                  1999        121,321        22,300        3,600          80,000 (1)(2)            0
Vice President of Operations
                                             1998        115,500        14,020        3,600               0               7,846 (5)

                                             1997        105,940        30,946        3,600               0                   0
Wayne P. Jones (3)                           1999        115,526        22,090        3,600          55,000 (1)(2)            0
Vice President of Marketing
and Development                              1998        112,291        14,026        3,600               0                   0

                                             1997         29,167         5,775        3,600               0              18,978 (5)
Gregory A. Compton (4)                       1999        103,963        16,335        3,600          55,000 (1)(2)            0
Vice President, Secretary and General
Counsel                                      1998         54,549             0        1,800               0                   0



_____________

(1)60,000 options were granted to Mr. Brewer, and 50,000 options were granted to each of Messrs.Jones and Compton,on February 15,1999,under the Tumbleweed, Inc. 1998 Stock Option and Incentive Compensation Plan.

(2)20,000 options were granted to Mr.Brewer, and 5,000 options were granted to each of Messrs. Jones and Compton, on December 17, 1999 under the Tumbleweed, Inc. 1998 Stock Option and Incentive Compensation Plan.

(3)Mr. Jones joined Tumbleweed, LLC,  the Company's predecessor, in August 1997.

(4)Mr. Compton joined Tumbleweed, LLC,  the Company's predecessor, in June 1998.

(5)Represents relocation expenses.



                          OPTION GRANTS IN FISCAL 1999

 The following table presents information regarding options to purchase shares of Common Stock granted by the Company during 1999 to the Named Executives. The Company has no outstanding SARs and granted no SARs during 1999.

                                                                                                POTENTIAL REALIZABLE
                                                                                                VALUE(5) AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR
                                                                                                OPTION TERM
                                                                                                ----------------------
                                                  INDIVIDUAL GRANTS
                          ----------------------------------------------------------------
                                           % OF TOTAL
                                           OPTIONS
                                           GRANTED TO         EXERCISE OR
                          OPTIONS          EMPLOYEES IN       BASE PRICE          EXPIRATION
NAME                      GRANTED          FISCAL YEAR(4)     ($/SHARE)              DATE           5%          10%
------------------        --------         ---------------    -----------        -----------    ----------  ----------

John A. Butorac, J           0                  0                 0                  N/A            N/A          N/A

James M. Mulrooney           0                  0                 0                  N/A            N/A          N/A

John Brewer               60,000(1)           10.6%            $10.00             02-15-09      $377,337     $956,246
                          20,000(2)            3.5%            $ 5.50             12-17-09      $ 69,178     $175,312

Wayne P. Jones            50,000(1)            8.8%            $10.00             02-15-09      $314,447     $796,871
                           5,000(2)            0.9%            $ 5.50             12-17-09      $ 17,295     $ 43,828

Gregory A. Compton        50,000(1)            8.8%            $10.00             02-15-09      $314,447     $796,871
                           5,000(2)            0.9%            $ 5.50             12-17-09      $ 17,295     $ 43,828

(1)The exercise price of the options granted prior to December 17, 1999, was set at $10.00 per share, the issue price for the initial public offering of the Company's common stock.

(2)The exercise price of options granted on December 17, 1999, is equal to the closing market price of the Common Stock on the day before the date of grant.

(3)Options generally vest and become exercisable at a rate of 1/3 of the total number of shares specified in the option grant during each 12- month period following one year from the date of grant. To the extent any optionee does not exercise an option as to all shares for which the option was exercisable during any 12-month period, the balance of the unexercised options shall accumulate and the option with respect to those shares will be exercisable at any later time before expiration. Options expire 10 years from the date of grant.

(4)Based on an aggregate of 565,441 options granted by the Company in 1999.

(5)The Potential Realizable Values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to,forecast possible future appreciation,if any,of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.



                         AGGREGATED OPTION EXERCISES IN
                     FISCAL 1999 AND FISCAL YEAR END VALUES


         No options to purchase shares of Common Stock were exercised during 1999 by the Named Executives. There were no SARs outstanding during 1999. The following table sets forth the number and value of unexercised options held by the Named Executives at year end.

                                                               Number of Securities
                                                               Underlying Unexercised              Value of Unexercised In-The-
                                                               Options at FY-End                   Money Options at FY-End(1)
                                                               -----------------------             ----------------------------

                                # Shares
                                Acquired         Value
                                on Exercise      Realized      Exercisable      Unexercisabl       Exercisable   Unexercisable
                                -----------      --------      -----------      ------------       -----------   -------------
John A. Butorac, Jr. (2)            0              $0               0                 0                 0             0


                                   12

James M. Mulrooney  (2)             0               0               0                 0                 0             0

John Brewer                         0               0               0              80,000               0         $30,000

Wayne P. Jones                      0               0               0              55,000               0           7,500

Gregory A. Compton                  0               0               0              55,000               0           7,500


(1) The last trade of the Company's common stock, as reported by NASDAQ on December 31, 1999, was $7.00. That price was used in calculating the value of unexercised options, all of which were unexercisable as of December 31, 1999.

(2)  Neither of Messrs. Butorac or Mulrooney has been granted any stock options.



                          COMPENSATION COMMITTEE REPORT


     THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH IS COMPOSED SOLELY OF NON-EMPLOYEE DIRECTORS OF THE COMPANY, HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION.

OVERALL COMPENSATION PHILOSOPHY


     The Company's compensation policies for the executive officers and other senior management personnel of the Company are administered by the Compensation Committee of the Board of Directors, composed of Ms. Auerbach and Messrs. Drury and Keller. The primary components of executive compensation are base salary, bonus and longer-term incentives such as stock options. The Company has not to date granted any stock options to either of Messrs. Butorac or Mulrooney. During the past fiscal year, the Company has continued to place an emphasis on the performance-based elements of executive compensation.
     In general, the Company controls base salaries and compensates outstanding performance through bonus compensation and stock options as a longer-term incentive. As a result, the following principles apply to executive compensation:

    - Base salaries are competitive with similar restaurant companies; and

    - A significant portion of executive compensation is tied to the Company's success in meeting predetermined stated net income goals and other annual and long-term performance goals.

     The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

BASE SALARIES

     In approving  the fiscal 1999 base salary for Mr.  Butorac,  the  Company's
President and Chief Executive Officer, and Mr. Mulrooney, the Company's Executive Vice President and Chief Financial Officer, the Compensation Committee has reviewed the salaries of the officers in relation to average salaries within the industry for comparable areas of responsibility as presented in a report prepared for the Company by an independent compensation consultant. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance.
                                       13

EXECUTIVE EMPLOYMENT AGREEMENTS


     The Company entered into employment agreements with John A. Butorac, Jr. and James M. Mulrooney on June 23, 1998, which entitled Mr. Butorac and Mr. Mulrooney to receive 1999 base salaries of $200,000 and $175,000, respectively (subject to cost of living increases based upon increases in the Consumer Price Index), and bonus compensation based upon the incentive compensation plan discussed below. The agreements have an initial term of five years and extend automatically each year for one additional year unless both parties agree to termination prior to the end of any term. If the Company terminates the employment agreement without cause, the executive would be entitled to receive continued salary and benefits for a twelve month period. If the employment agreement is terminated by the Company for cause, the executive is not entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary and bonuses earned through such date. Upon any termination of employment, the terminated executive is prohibited from competing with the Company for two years. Under the terms of the employment agreements, both Mr. Butorac and Mr. Mulrooney report directly to the Board of Directors with Mr. Butorac having primary responsibility for operational, marketing, training, franchising, purchasing and commissary matters and Mr. Mulrooney having primary responsibility for financial, banking, accounting, legal and construction matters.
     Salaries for other executive officers and senior management personnel are determined by the Company based upon similar industry standards.

INCENTIVE COMPENSATION


     To ensure that an important portion of compensation is based on performance, the annual bonus payable to the executive officers of the Company is based upon the attainment of targeted performance measurements by the Company. All other salaried employees of the Company other than store-level managers participate in the same bonus plan. Each executive earns incentive compensation if the Company achieves a stated quarterly net income goal. At the beginning of each fiscal year, the Compensation Committee establishes a bonus amount expressed as a percentage of salary for each participant, and after the end of each fiscal year, the Compensation Committee reviews the bonus attained by the executive officers of the Company participating in the plan. The Compensation Committee also establishes a net income goal for each quarter. The amount of the bonus earned by a participating executive is based upon the extent to which the Company attains or exceeds attainment of a specified percentage of the net income goal. The Company reserves the right to change or modify the program at any time.

     For executive officers other than Mr. Butorac and Mr. Mulrooney, payments are determined and made to participants on a quarterly basis. Mr. Butorac's and Mr. Mulrooney's bonus compensation is calculated and accrued on a quarterly basis in a similar manner. However, the incentive compensation payments will not be made for the year until after the fourth quarter is determined. The Compensation Committee has the option of approving discretionary payments under the plan to Messrs. Butorac and Mulrooney, and other participants in the plan, in consideration of special circumstances which may interfere with the attainment of the annual net income goal. For 1999, the Compensation Committee has approved the payment of bonuses in the amount of $71,190 to Mr. Butorac and $62,292 to Mr. Mulrooney.

STOCK OPTIONS


     The Tumbleweed, Inc. 1998 Stock Option and Incentive Compensation Plan (the "Plan") provides for the granting of any of the following awards to eligible employees or directors of the Company and its subsidiaries: (i) employee stock options, including both "incentive stock options" within the meaning of Section 422 of the Internal 16 Revenue Code ("ISOs") and options that do not qualify as ISOs; (ii) automatic grants of options to non-employee directors; (iii) stock appreciation rights; and (iv) restricted stock and performance stock awards. The Plan is intended to provide incentives and rewards for employees and directors to support the implementation of the

Company's  business  plan  and  to  align   the   interests  of  employees  and
directors with those of the Company's stockholders.

     The Plan is administered by the Compensation Committee. The Committee is authorized, among other things, to determine employees to whom grants of awards will be made and take such action as it deems necessary or advisable for the administration of the Plan. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the Plan. The Committee has no discretion with respect to the terms and conditions of the options granted automatically to non-employee directors under the Plan.

     The Common Stock subject to the Plan will be authorized but unissued shares or previously acquired shares. The number of shares of Common Stock available for grant of awards under the Plan equals the greater of 635,000 shares, or 10% of the number of shares of Common Stock outstanding from time to time, including 100,000 shares reserved for options automatically granted to non-employee directors under the Plan.

     The exercise price of all of the options granted under the Plan prior to December 17, 1999 was equal to the initial public offering price of $10.00 per share. The exercise price of grants on and subsequent to that date will be equal to the closing price of the Company's common stock on the day before the grant, and will therefore have no realizable value until the trading price increases. Stock options granted under the Plan will be exercisable for a term of not more than ten years, as determined by the Committee. The option grants will generally become exercisable for one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the date of grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. The policy of the Company is generally to design its compensation plans and programs to ensure full deductiblity. The Compensation Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. If the Compensation Committee determines that the interests of the stockholders are best served by the implementation of compensation policies that are affected by Section 162(m) of the Code, Company policies do not restrict the Committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses.

         COMPENSATION COMMITTEE

         W. Roger Drury, Chair
         George R. Keller
         Minx Auerbach

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION


   None of the members of the Compensation Committee during 1999, Ms. Auerbach, and Messrs. Drury and Keller, has served as an officer or employee of the Company or any of its subsidiaries. Further, the members of the Compensation Committee have not engaged in any other transactions with the Company during 1999 outside of their capacity as directors except as disclosed under the section of this proxy statement entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total stockholder return on Company Common Stock during 1999, compared with the Russell 2000 Index and Standard & Poor's Small Cap 600 Restaurants Sector Index. [GRAPHIC OMITTED]

(Note: A line graph appears here depicting the data in the following table.)



                                                                   Cumulative Total Return
                                                -----------------------------------------------------------
                                                   1/1/99      3/99        6/99         9/99        12/99
TUMBLEWEED, INC.                                   100.00      100.00       92.50       74.06       70.00
S & P SMALLCAP 600 RESTAURANTS SECTOR              100.00       94.94      103.54       91.83       84.43
SECTOR
RUSSELL 2000                                       100.00       89.94      104.83       96.63       98.11

PROPOSAL 2

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS


     The firm of Ernst & Young LLP served as the Company's independent auditors for 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for the year 2000, subject to stockholder approval. Ernst & Young LLP has served as the Company's independent auditors since its inception in December 1997, as well as the independent auditors of the Company's predecessor, Tumbleweed, LLC, since its inception in 1994.

     A majority of the shares represented at the 2001 Annual Meeting of Stockholders is required to ratify the Board's selection of Ernst & Young LLP as the Company's independent auditors for the year 2000. The Board of Directors recommends that stockholders vote "FOR" the proposal. Proxies, unless they contain contrary written instructions, will be voted "FOR" the proposal.


                              STOCKHOLDER PROPOSALS


     Any stockholder of the Company wishing to submit a proposal for action at the Company's 2001 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than November 23, 2000, and must otherwise comply with rules of the Securities and Exchange Commission relating to stockholder proposals. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter submitted by a stockholder for consideration at the 2001 Annual Meeting of Stockholders, unless written notice of the matter is received by the Company at its principal executive offices not later than April 1, 2001.

                                     GENERAL


     Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


     A list of stockholders entitled to be present and vote at the Annual Meeting will be available for inspection by stockholders at the Company's corporate office located at 1900 Mellwood Avenue, Louisville, Kentucky 40206 for at least ten days prior to the date of, and will be available at, the Annual Meeting.




                                       20

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     The Annual  Report of the  Company for 1999 (which is not part of the proxy
soliciting   material)  is  being  mailed  with  this  proxy  statement  to  all stockholders of record as of the record date for the Annual Meeting.

     THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AND A LIST OF ALL ITS EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, TUMBLEWEED, INC., 1900 MELLWOOD AVENUE, LOUISVILLE, KENTUCKY 40206.

                                 OTHER BUSINESS

     It is not anticipated that any other business will arise during the Annual Meeting. Management of the Company has no other business to present and does not know that any other person will present any other business. However, if any other business properly comes before the stockholders for a vote at the meeting, proxy holders will vote your shares in accordance with their best judgment.





                                       21

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